UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2008

UAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-06033 (Commission File Number)	36-2675207 (IRS Employer Identification Number)

77 W. Wacker Drive, Chicago, IL 60601
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 997-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

The information described under Item 2.03 below “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully summarized below, United Air Lines, Inc. (“United”), a wholly owned subsidiary of UAL Corporation (the “Company”), entered into an amendment, dated as of May 5, 2008, effective on May 6, 2008 (the “Second Amendment”), to its amended and restated revolving credit, term loan and guaranty agreement (the “Credit Facility”).

The Credit Facility was provided by a syndicate of banks and other financial institutions led by J.P. Morgan Securities Inc. and Citicorp Global Markets, Inc., as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. (“JPMCB”) and Citicorp USA, Inc. (“CITI”), as co-administrative agents and co-collateral agents, Credit Suisse Securities (USA) LLC, as syndication agent, and JPMCB, as paying agent. The Credit Facility provides $1.5 billion of financing, comprised of two separate tranches: (i) a Tranche A consisting of a $255 million revolving commitment available for Tranche A loans and standby letters of credit to be issued in the ordinary course of business of United or one of its subsidiary guarantors and (ii) a Tranche B consisting of a term loan outstanding of $1.282 billion. The Tranche A loans mature on February 1, 2012, and the Tranche B loans mature on February 1, 2014.

Pursuant to the Second Amendment, certain financial covenants of the Credit Facility were amended.  A summary of financial covenants, after the Second Amendment, include the following:

The Company must maintain a specified minimum ratio of EBITDAR to the sum of the following fixed charges for all applicable periods: (a) cash interest expense and (b) cash aircraft operating rental expense.  EBITDAR represents earnings before interest expense net of interest income, income taxes, depreciation, amortization, aircraft rent and certain cash and non-cash charges as further defined by the Credit Facility.

The requirement to meet a fixed charge coverage ratio was suspended for the four quarters beginning with the second quarter of 2008, and ending with the first quarter of 2009 and thereafter is determined as set forth below:

Number of Preceding Months Covered	Period Ending	Required Coverage Ratio
Three	June 30, 2009	1.0 to 1.0
Six	September 30, 2009	1.1 to 1.0
Nine	December 31, 2009	1.2 to 1.0
Twelve	March 31, 2010	1.3 to 1.0
Twelve	June 30, 2010	1.4 to 1.0
Twelve	September 30, 2010 and each quarter ending thereafter	1.5 to 1.0

The Company also must maintain a minimum unrestricted cash balance of $1.0 billion, at any time.

In the second quarter of 2008, the Company paid fees to the lenders (as described in Article III of the Second Amendment) in connection with this Second Amendment.  These fees paid to the lenders for the modification of the Credit Facility will be capitalized and expensed over its remaining term as additional interest expense.

The Second Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Second Amendment which is filed as Exhibit 4.1 to this Form 8-K.

Item 7.01	Regulation FD Disclosure.

On May 6, 2008, the Company issued a press release announcing that its lenders approved a credit facility amendment. A copy of the press release is attached hereto as Exhibit 99.1, is incorporated herein by reference and is hereby filed.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1

Second Amendment, dated as of May 5, 2008, to the Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement, dated as of February 2, 2007, among United Air Lines, Inc., as borrower, and UAL Corporation, the parent, and the subsidiaries of United Air Lines, Inc. and UAL Corporation, as guarantors, and the lenders party hereto, and JPMorgan Chase Bank, N.A., as co-administrative agent, co-collateral agent and paying agent, Citicorp USA, Inc., as co-administrative agent and co-collateral agent, J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, Citigroup Global Markets, Inc., as joint lead arranger and joint bookrunner, and Credit Suisse Securities (USA) LLC, as syndication agent

99.1	Press Release dated May 6, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Paul R. Lovejoy
	Name:	Paul R. Lovejoy
	Title:	Senior Vice President,
General Counsel and Secretary

Date: May 6, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1*

Second Amendment, dated as of May 5, 2008, to the amended and Restated Revolving Credit, Term Loan and Guaranty Agreement, dated as of February 2, 2007, among United Air Lines, Inc., as borrower, and UAL Corporation, the parent, and the subsidiaries of United Air Lines, Inc. and UAL Corporation, as guarantors, and the lenders party hereto, and JPMorgan Chase Bank, N.A., as co-administrative agent, co-collateral agent and paying agent, Citicorp USA, Inc., as co-administrative agent and co-collateral agent, J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, Citigroup Global Markets, Inc., as joint lead arranger and joint bookrunner, and Credit Suisse Securities (USA) LLC, as syndication agent

99.1*	Press Release dated May 6, 2008

*     Filed herewith electronically.